Exhibit 99.1

IAC Announces Agreement to Acquire Care.com
NEW YORK and Waltham, Mass.―December 20, 2019—IAC (NASDAQ: IAC) and Care.com (NYSE: CRCM), the world’s largest online marketplace for finding and managing family care, announced today that the two companies have entered into a definitive agreement pursuant to which IAC will acquire Care.com for $15.00 per share in an all-cash transaction representing approximately $500 million of enterprise value. This valuation represents a 34% premium to Care.com’s unaffected closing stock price on October 25, 2019, the last trading day before a media report was published speculating about a potential sale process.

With more than 1.5 million successful matches made since its inception and 374,000 paying families as of Q3 2019 , Care.com is the leading global platform for matching families with caregivers in the rapidly growing but highly fragmented market for family care, sized in excess of $300 billion in the US alone. With this acquisition, IAC will gain a foothold in a market new to the company with natural, secular tailwinds. Following a proven playbook used to grow other marketplaces, IAC will invest to accelerate Care.com’s growth across its core categories (child and senior care) with the opportunity to further extend its platform into adjacent areas, such as pet and home care.

“Family care is exciting new territory for us—and an accelerating market as demand for both child and senior care intensifies worldwide,” said Joey Levin, CEO, IAC. “The Care.com team has built a trusted brand and marketplace for families all over the world. We like marketplace businesses and this is one in a category we think has incredible potential.”
As part of the agreement, IAC and Care.com also announced plans to appoint long-time IAC executive Tim Allen to Chief Executive Officer of Care.com, effective upon closing. Mr. Allen succeeds Founder, Chairwoman and CEO, Sheila Lirio Marcelo, who announced plans to transition from the CEO position earlier this year.
“I’m both thrilled and honored at the opportunity to lead Care.com at this very pivotal moment for the company,” said Mr. Allen. “Care.com is the go-to brand making it easier for millions of families to connect with affordable, accessible care – I’m excited to start its next chapter as an IAC company.”
Ms. Marcelo said, “Since our founding 13 years ago, we’ve delivered on our mission to help millions of people find affordable, high-quality care and caregivers find meaningful work. Now, we’re bringing together the world’s largest marketplace for care with the leader in scaling and growing marketplace businesses. We are excited to work with Tim and IAC’s leadership and believe this transaction will deliver value to all our stakeholders.”

As part of IAC, Care.com will benefit from IAC’s history of building scaled marketplace businesses in verticals such as travel, dating and home services. In particular, IAC is focused on growth in the following areas:
Product Innovation: Opportunity to engage a growing number of users to connect and transact instantly.
Monetization and Marketing: Deploy deep operational expertise in customer acquisition and marketing including transaction-based and subscription models.
New Growth Areas: With 35 million households including an adult age 65 or over, the number of people in the US needing senior care is large and growing and is currently Care.com’s fastest growing segment. Corporate care benefits are also an expanding category with only 15 percent of employers offering such benefits today. Care.com’s Care@Work operations provide subsidized and vetted backup care for children and adults, as well as senior care planning, and allows Care.com to partner with top employers to offer increasingly relevant services to working families.
Safety and Trust: IAC is committed to operating marketplace businesses that put safety first and understands the investments that need to be made to do so. Earlier this year, Care.com announced sweeping changes to safety that are leading the industry.
Given the multiple untapped growth opportunities within Care.com’s business combined with a number of transaction adjustments, the company will focus on investing to accelerate Care.com’s leadership position and doesn’t expect to deliver positive operating profit during the first year of ownership.

The transaction is expected to close in the first quarter of 2020.
Transaction Details
Under the terms of the merger agreement, IAC, through its directly owned acquisition subsidiary, will commence a tender offer to acquire all outstanding shares of Care.com. Pursuant to the tender offer, stockholders of Care.com will be able to tender their shares of Care.com common stock in exchange for $15.00 per share in cash. In addition, the holder of Care.com series A convertible preferred stock will be able to tender its shares in exchange for a cash payment equal to 150% of its liquidation preference, plus accrued and unpaid dividends. Certain of the Company's largest stockholders, including Ms. Marcelo, representing a significant portion of the outstanding shares of the Company have entered into Support Agreements committing them to tender their shares into the tender offer. The closing of the tender offer will be subject to certain conditions, including the tender of shares representing at least a majority of the voting power of Care.com’s outstanding shares, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and other customary conditions. Upon the successful completion of the tender offer, IAC’s acquisition subsidiary will be merged into Care.com, and any remaining shares of Care.com will be canceled and converted into the right to receive the same consideration payable pursuant to the tender offer. Following completion of the merger, the common stock of Care.com will no longer be listed for trading on the New York Stock Exchange. The transaction is expected to close in the first quarter of 2020.
About IAC
IAC (NASDAQ: IAC) builds companies. We are guided by curiosity, a questioning of the status quo, and a desire to invent or acquire new products and brands. From the single seed that started as IAC over two decades ago have emerged 10 public companies and generations of exceptional leaders. We will always evolve, but our basic principles of financially-disciplined opportunism will never change. IAC today operates Vimeo and Dotdash, among many others, and also has majority ownership of both Match Group, which includes Tinder, Match, PlentyOfFish, OkCupid and Hinge, and ANGI Homeservices, which includes HomeAdvisor, Angie’s List and Handy. The Company is headquartered in New York City and has business operations and satellite offices worldwide. Learn more at www.iac.com.

About Care.com
Since launching in 2007, Care.com (NYSE: CRCM) has been committed to solving the complex care challenges that impact families, caregivers, employers, and care service companies. Today, Care.com is the world’s largest online destination for finding and managing family care, with 19.8 million families and 14.3 million caregivers* across more than 20 countries, including the U.S., UK, Canada and parts of Western Europe, and approximately 1.7 million employees of corporate clients having access to our services. Spanning child care to senior care, pet care, housekeeping and more, Care.com provides a sweeping array of services for families and caregivers to find, manage and pay for care or find employment. These include: a comprehensive suite of safety tools and resources members may use to help make more informed hiring decisions - such as third-party background check services, monitored messaging, and tips on hiring best practices; easy ways for caregivers to be paid online or via mobile app; and Care.com Benefits, including the household payroll and tax services provided by Care.com HomePay and the Care Benefit Bucks program, a peer-to-peer pooled, portable benefits platform funded by household employer contributions which provides caregivers access to professional benefits. For enterprise clients, Care.com builds customized benefits packages covering child care, back up care and senior care consulting services through its Care@Work business, and serves care businesses with marketing and recruiting support. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin and the San Francisco Bay area.
Cautionary Statement on Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “hopes,” “may,” “should,” “intends,” “projects,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to IAC’s or Care.com's future financial performance, business prospects and strategy, including the tender offer, the merger, the ability to successfully complete such transactions and other similar matters. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others, the risks and uncertainties inherent in the tender offer and the merger, including, among other things, regarding how many of Care.com stockholders will tender their shares in the tender offer, the possibility that competing offers will be made, the ability to obtain requisite regulatory approvals relating to the acquisition, the ability to satisfy the conditions to the closing of the tender offer and the merger, the expected timing of the tender offer and the merger, difficulties or unanticipated expenses in connection with integrating Care.com’s operations, products and employees into IAC’s and the possibility that anticipated synergies and other benefits of the transaction will not be realized in the amounts anticipated, within the expected timeframe or at all, the effect of the announcement of the tender offer and the merger on IAC’s and Care.com's business relationships (including, without limitations, partners and customers), the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the expected tax treatment of the transaction, and the impact of the transaction on the businesses of IAC and Care.com, and other circumstances beyond IAC's and Care.com's control. You should not place undue reliance on these forward looking statements. Certain of these and other risks and uncertainties are discussed in IAC’s and Care.com's filings with the Securities and Exchange Commission ("SEC"), including the Schedule TO (including the offer to purchase, letter of transmittal and related documents) IAC will file with the SEC, and the Solicitation/Recommendation Statement on Schedule 14D-9 Care.com will file with the SEC.

Additional Information and Where to Find It

The tender offer has not yet commenced. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of common or preferred stock of Care.com or any other securities, nor is it a substitute for the tender offer materials that IAC and Buzz Merger Sub Inc. (“Merger Sub”) will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, IAC and Merger Sub will file tender offer materials on Schedule TO, including an offer to purchase, a letter of transmittal and related documents with the SEC, and Care.com will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the offer. The offer to purchase all of the issued and outstanding shares of Care.com common and preferred stock will only be made pursuant to the offer to purchase, the letter of transmittal, and related documents filed as a part of the Schedule TO. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO

PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS OF CARE.COM ARE URGED TO READ CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION SUCH HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by IAC will be available free of charge on IAC’s website. In addition, security holders of Care.com may obtain free copies of the tender offer materials by contacting the information agent for the tender offer that will be named in the Tender Offer Statement on Schedule TO. Copies of the documents filed with the SEC by Care.com will be available free of charge on Care.com’s website.

Contact Us

IAC Investor Relations
Mark Schneider
(212) 314-7400

IAC Corporate Communications
Valerie Combs
(212) 314-7361

Care.com Investor Relations
Peter Stabel
ICR, Inc.
781-795-7244

Care.com Corporate Communications
Nancy Bushkin
781-642-5919
Care.com Corporate Communications
Jim Barron/Sard Verbinnen
212-687-8080